As filed with the Securities and Exchange Commission on August 3, 2023.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-271466
UNDER THE SECURITIES ACT OF 1933
__________________________________________________________________________
FMC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-0479804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania 19104
(Address of principal executive offices)
_______________________________________________________________________

FMC Corporation 2023 Incentive Stock Plan
(Full title of the plan)
_______________________________________________________________________

Michael F. Reilly, Esq.
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
(Name and Address of Agent For Service)

Telephone: (215) 299-6000
(Telephone Number, Including Area Code, of Agent For Service)
_______________________________________________________________________

Copies of all communications to:

Robert Friedel, Esq.
Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2779
(215) 981-4000
__________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

EXPLANATORY NOTE
FMC Corporation, a Delaware corporation (the “Company”), previously filed a Registration Statement on Form S-8, File No. 333-271466, with the Securities and Exchange Commission on April 27, 2023 (the “Registration Statement”), with respect to 5,000,000 shares of Common Stock of the Company, par value $0.10 per share, which may be issued by the Company pursuant to the FMC Corporation 2023 Incentive Stock Plan.
The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement solely for the purpose of refiling Exhibit 5.1 thereto, to correct a formatting error contained therein that occurred during compilation of the EDGAR filing. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the Registration Statement.

Item 8. Exhibits.
The exhibits filed as part of this Registration Statement are as follows:

Exhibit No.	Exhibit Description
4.1
Restated Certificate of Incorporation, as amended through April 30, 2019, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 8, 2019.

4.2	Restated By-Laws of FMC Corporation as of December 14, 2022, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on December 15, 2022.

5.1	Opinion of Michael F. Reilly as to the legality of the shares of Common Stock being registered hereby which may be issued by the Company under the Plan, dated April 27, 2023.

23.1+	Consent of KPMG LLP.

23.2	Consent of Michael F. Reilly. (contained in Exhibit 5.1).

24.1+	Power of Attorney (set forth on the signature page of this Registration Statement).

107+	Filing Fee Table.

+ Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on this 3rd day of August, 2023.

FMC CORPORATION
(Registrant)

By:	/s/ ANDREW D. SANDIFER
Name: Andrew D. Sandifer
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDREW D. SANDIFER Andrew D. Sandifer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 3, 2023

/s/ NICHOLAS L. PFEIFFER Nicholas L. Pfeiffer	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2023

/s/ MARK A. DOUGLAS Mark A. Douglas	President, Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2023

Pierre R. Brondeau *	Chairman of the Board	August 3, 2023

Margareth Øvrum *	Director	August 3, 2023

K'Lynne Johnson *	Director	August 3, 2023

Carol Anthony “John” Davidson *	Director	August 3, 2023

C. Scott Greer *	Director	August 3, 2023

Eduardo E. Cordeiro *	Director	August 3, 2023

Dirk A. Kempthorne *	Director	August 3, 2023

Robert C. Pallash *	Director	August 3, 2023

Kathy L. Fortmann *	Director	August 3, 2023

*    By: /s/ MICHAEL F. REILLY                                 August 3, 2023
Michael F. Reilly, as attorney-in-fact
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